As filed with the Securities and Exchange Commission on December 12, 1996.


                                                Registration No. 33-90532
==========================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             _____________________



                     POST-EFFECTIVE AMENDMENT NUMBER TWO TO
                       REGISTRATION STATEMENT ON FORM S-1


                                     Under

                           THE SECURITIES ACT OF 1933
                             _____________________

                      SPATIALIZER AUDIO LABORATORIES, INC.

             (Exact name of registrant as specified in its charter)

Delaware                                          3698                               95-4484725
-------------------------------           ----------------------------               --------------------
(State or other jurisdiction of           (Primary Standard Industrial               (I.R.S. Employer
incorporation or organization)            Classification Code Number)                 Identification No.)


                       20700 Ventura Boulevard, Suite 134
                       Woodland Hills, California  91364
                                 (818) 227-3370
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

           Steven D. Gershick, Chief Executive Officer and President
                      Spatializer Audio Laboratories, Inc.
                       20700 Ventura Boulevard, Suite 134
                       Woodland Hills, California  91364
                                 (818) 227-3370
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             _____________________
                                   Copies to:
                             Margaret G. Graf, Esq.
                  Brand Farrar Dziubla Freilich & Kolstad, LLP
                      515 South Flower Street, Suite 3500
                       Los Angeles, California 90071-2201
                                 (213) 228-0288
                          Direct Dial: (213) 426-6260

                        CALCULATION OF REGISTRATION FEE


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

  Title of Each Class                            Proposed Maximum        Proposed Maximum        Amount of
  of Securities to be      Amount to be          Offering Price Per      Aggregate Offering      Registration
  Registered               Registered (1)        Share (2)               Price (2)               Fee (3)
  --------------------     --------------       -------------------      ------------------      ------------

  Common Stock, $.01
  par value per share        1,766,993           $2.90 (Cdn)             $5,124,279.70              $1,763
                                                                         (Cdn)
                                                 $2.06 (U.S.)
                                                                         $3,640,005.58
                                                                         (U.S.)




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(1)      This Registration Statement relates to the resale of 1,000,000 shares of Common Stock issued prior to the filing date hereof and the resale of up to 1,480,000 shares of Common Stock issuable on the exercise of currently outstanding Options and Warrants.

(2) Pursuant to Rule 457(c), the fee calculation is based on the average of the high and low prices of Registrant's Shares on the Vancouver Stock Exchange on March 10, 1995. Therefore, the fee is an estimate solely for the purposes of computing the registration fee. The amounts shown have been adjusted to U.S. dollars based on one Canadian dollar equals $.7110 U.S. dollars, the Federal Reserve rate shown in the Wall Street Journal for that date.

(3)      Previously paid.

                                  Explanation


         This Post-Effective Amendment Number Two is being filed to remove from listing securities previously covered by this Registration Statement. Specifically, the purpose of this Amendment is to de-register shares not sold pursuant to this Form S-1 Registration Statement because Registrant has filed its Form S-3 Registration Statement, Registration No. 333-12035 which registers such securities and provides current information with respect thereto.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective Amendment No. 2 to its Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Los Angeles, State of California on December 12, 1996.


                                        SPATIALIZER AUDIO LABORATORIES, INC.


                                        By:     /s/  Steven D. Gershick
                                               ------------------------------
                                               Name:    Steven D. Gershick
                                               Title:   President and Chief
                                                        Executive Officer




         Signature                                   Title                                 Date
         ---------                                   -----                                 ----

          *                                Director, Chairman of the Board            December 12, 1996
-----------------------------------
Stephen W. Desper

   /s/  Steven D. Gershick                 Director, President and                    December 12, 1996
------------------------------             Chief Executive Officer
Steven D. Gershick

          *                                Chief Financial Officer                    December 12, 1996
------------------------------------
Wendy M. Guerrero

          *                                Director                                   December 12, 1996
------------------------------------
Carlo Civelli

          *                                Director                                   December 12, 1996
------------------------------------
David Foster

          *                                Director                                   December 12, 1996
------------------------------------
James D. Pace

          *                                Director                                   December 12, 1996
------------------------------------
Jerold H. Rubinstein

          *                                Director                                   December 12, 1996
------------------------------------
Gilbert N. Segel



* By:     /s/  Steven D. Gershick
       ----------------------------------------
         Steven D. Gershick, Attorney-in-Fact
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